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                                                                      Exhibit 13


                                PLEDGE AGREEMENT.


         PLEDGE AGREEMENT dated as of the 18th day of August, 1997 (the "Agreement") by and among Lasertechnics, Inc., a Delaware corporation (the pledgor"), Wolfensohn Partners L.P., a Delaware limited partnership (the "Partnership"), J.P. Morgan Investment Corporation, a Delaware corporation ("JPMIC"), and JPMIC as agent for the Partnership and JPMIC.

         WHEREAS, in order to induce the Partnership and JPMIC to, among other things, make the loans contemplated by that certain Note Purchase Agreement, dated as of June 25, 1997 (the "Note Purchase Agreement"), by and among the Pledgor, the Partnership and JPMIC, Pledgor has agreed to grant a pledge and security interest to Agent (as such term is hereinafter defined) for the ratable benefit of the Partnership and JPMIC (collectively, the "Lenders") in the shares of Lasertechnics Marking Corporation, a Delaware corporation and wholly-owned subsidiary of Pledgor ("Marking"), now owned and hereafter acquired by Pledgor (the "Shares") on the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties hereto agree as follows:

         1. Creation of Security Interest. (a) As collateral security for the payment in full of all of the Secured Obligations (as such term is hereinafter defined), the Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Agent, and hereby grants to the Agent for the ratable benefit of the Partnership and JPMIC a first lien and security interest in, all of the Shares, the proceeds thereof, and all cash, securities or other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any of the Shares (all the Shares, proceeds thereof, cash, securities and other property being hereinafter collectively referred to as the "Collateral"). Concurrently with the execution of this Agreement, the Pledgor is delivering to the Agent (i) the stock certificates listed on Schedule A hereto (the "Delivered Stock"), and (ii) duly endorsed irrevocable stock powers in blank for the Delivered Stock.

            (b) This Agreement secures, and the Collateral is collateral security for, the prompt payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the
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automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.
Section 362(a)), of all obligations and liabilities of every nature of Pledgor now or hereafter existing under or arising out of or in connection with the Note Purchase Agreement and the Senior Promissory Notes issued thereunder (the "Senior Promissory Notes"), and all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to Pledgor, would accrue on such obligations), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Agent or either Lender as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgor now or hereafter existing under this Agreement (all such obligations of Pledgor being the "Secured Obligations").

         2.    Stock Dividends and Adjustments; Voting Rights.

               (a) In the event that during the term of this Agreement any stock dividend, reclassification, stock split, readjustment, warrant, option or right to acquire additional securities is issued with respect to the Collateral or any part thereof, or any other changes are made in the capital structure of Marking, the Pledgor shall deliver promptly to the Agent all the new, substituted or additional shares or securities (collectively, the "Additional Securities") it has received together with appropriate instruments of transfer duly endorsed in blank. From and after the time the Pledgor has received any Additional Securities they shall be deemed to be part of the Collateral pledged hereunder.

               (b) So long as a Default, as defined below, shall not have occurred and be continuing, the Pledgor shall be the sole owner of the securities that are part of the Collateral and shall have and be entitled to exercise all rights which a holder of such securities would be entitled to exercise, including the right (i) to vote all securities that are part of the Collateral and (ii) to dispose of the securities that are part of the Collateral in a transaction which results in the discharge of Pledgor's obligations under the Senior Promissory Notes. Upon the occurrence and during the continuance of a Default, the Agent shall have exclusive voting rights for such securities.

         3. Representations, Warranties and Covenants. The Pledgor hereby represents, warrants and covenants that:


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                  (i)      the Pledgor is the sole legal and beneficial owner of
the Collateral, free and clear of any adverse claims, and the Pledgor has the unrestricted right to transfer, pledge and deliver the Collateral to the Company hereunder;

                  (ii) the Delivered Stock constitutes all of the issued and outstanding capital stock of Marking as of the date hereof (in this regard Pledgor represents and the other parties hereto acknowledge that options to purchase 482,500 shares of the Common Stock, par value $.01 per share ("Common Stock"), have been issued to directors and employees of Marking pursuant to the 1995 Stock Option Plan of Marking (the "Plan") and 17,500 additional shares of Common Stock may be issued pursuant to the Plan);

                  (iii) the Pledgor will preserve and defend all right, title and interest of the Agent in and to the Collateral against all claims made by third parties thereon; and

                  (iv) the pledge of the Delivered Stock made hereby and the delivery of the Delivered Stock in accordance herewith are effective to vest in the Agent a valid and perfected first priority security interest in the Delivered Stock as set forth herein.

         4.    Default, Remedies.  (a)  A "Default" shall occur hereunder if:

                  (i) the Pledgor shall fail to pay the principal of, or interest on, any Senior Promissory Note on the date when due, whether at maturity, by acceleration or otherwise; or

                  (ii) an Insolvency Event (as such term is hereinafter defined) occurs with respect to the Pledgor or Marking; or

                  (iii) this Agreement shall for any reason whatsoever cease to be a valid, binding and enforceable agreement against Pledgor; or

                  (iv) the Pledgor sells, assigns, transfers or otherwise disposes of, or grants a lien on or security interest in or option or right with respect to, or otherwise encumbers the Collateral or any part thereof or any interest therein, provided that either of the following shall not be deemed to be a Default: (A) any issuance of Common Stock upon the exercise of options granted pursuant to the Plan or


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(B) a disposition of securities that are part of the Collateral contemplated by
Section 2(b); or

                  (v) any of the Collateral shall be attached or levied upon or seized in any legal proceedings, or held by virtue of any levy or distraint, which attachment, levy or distraint shall not be vacated within 60 days; or

                  (vi) the Pledgor otherwise defaults in the observance or performance of any material representation or other material covenant or agreement contained herein, the Senior Promissory Notes or in the Note Purchase Agreement, and such default continues for a period of 20 days after notice thereof.

              (b) Upon the occurrence and during the continuance of a Default hereunder, the Agent shall have the right, at the request of the Required Lenders (as such term is hereinafter defined), in addition to any other rights granted under the Note Purchase Agreement or the Senior Promissory Notes, to pursue all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code as adopted and amended in the State of New York as in effect from time to time or any other applicable law, all of which rights and remedies, to the full extent permitted by law, shall be cumulative and not alternative. In addition, from and after the occurrence of a Default, each Lender may independently exercise any rights or remedies in respect of the Senior Promissory Notes not provided for herein, and the Agent acknowledges the authority of the Lenders to exercise such rights and remedies.

              (c) The Pledgor agrees that ten business days shall constitute reasonable notice of a sale or other disposition of the Collateral. The proceeds from any such sale or other disposition, after deducting therefrom all expenses incurred in connection therewith (including reasonable legal fees and expenses) and after payment in full of the Secured Obligations, shall be paid over to the Pledgor. The Agent agrees that a private sale of the Collateral shall be held on commercially reasonable terms; provided, however, that the Agent is authorized in its absolute discretion to restrict the prospective purchasers to such persons who represent and agree to the satisfaction of the Agent and its counsel that such person is purchasing the Collateral for his own account, for investment, and not with a view to or for sale in connection with a distribution in violation of the Securities Act of 1933 or any other applicable law or regulation.

              (d) As used in this Agreement, an "Insolvency Event" with respect to any Person (as such term is hereinafter defined) shall mean, the making by such Person of a general assignment made by such Person for the benefit of creditors;


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or an order, judgment or decree is entered adjudicating such Person bankrupt or insolvent; or any order for relief with respect to such Person is entered under the Bankruptcy Code; or such Person petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of such Person or of any substantial part of the assets of such Person, or commences any proceeding relating to such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against such Person and either (A) such Person by any act indicates its approval thereof, consent thereto or acquiescence therein or
(B) such petition, application or proceeding is not dismissed within 30 days.

            (e) As used in this Agreement, the term "Person" shall mean and include an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a governmental entity or any department or agency thereof.

         5. Waiver of Rights or Remedies. (a) The Agent, by act, delay, omission, acceptance of partial payment or otherwise, shall not be deemed to have waived any rights or remedies hereunder, unless such waiver is in writing and signed by the Agent, and then only to the extent therein set forth. A waiver by the Agent of any right or remedy on any one occasion, shall not be construed as a bar to or waiver of any such right or remedy, or both, which the Agent otherwise would have had on any future occasion.

            (b) To the full extent that the Pledgor may lawfully so agree, the Pledgor shall not at any time plead, claim or take the benefit of any moratorium or redemption law now or hereafter enforced, in order to prevent or delay the enforcement of this Agreement or the application of any portion or all of the Collateral as provided by this Agreement, and the Pledgor, for itself and all who may claim under the Pledgor, to the extent legally permitted, hereby waive the benefit of all such laws. Nothing herein constitutes a waiver of the Pledgor's rights arising under the provisions of the Uniform Commercial Code as in effect in the State of New York from time to time.

         6. Further Assurances. The Pledgor agrees that it shall at the request of the Agent execute and deliver all such further assignments, endorsements and other documents and take all such further action as the Agent may reasonably request in order to effect the purposes and provisions of this Agreement and to perfect, continue,


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better assure or confirm the rights of the Agent in the Collateral provided for hereunder.

         7. Termination. The security interest and assignment created and granted hereunder shall terminate only when the Pledgor has fully satisfied all of the obligations under the Senior Promissory Notes and no Default, or event which with notice or lapse of time or both would constitute a Default, has occurred and is continuing, and upon such termination all Collateral in the possession of the Agent shall be returned to the Pledgor, accompanied by appropriate stock powers, without recourse to the Agent.

         8. Notices. Notices or other communications to any of the parties hereto shall be in writing and shall be given, in the case of the Pledgor and the Lenders, as provided in the Note Purchase Agreement and, in the case of the Agent, to J.P. Morgan Investment Corporation, 60 Wall Street, New York, New York 10260, attention: Mr. Robert Kiss and Mr. James P. Marriott. Pledgor agrees that any notices or other communications sent by it to either Lender shall also be sent to the Agent.

         9. Appointment of Agent.

            (a) By the execution and delivery of this Agreement, each of the Lenders appoints, and by its execution hereof the Pledgor hereby acknowledges, JPMIC, as collateral agent for itself and the Partnership under this Agreement and for the purposes herein stated and any and all incidental and related rights, powers, remedies, actions, steps and matters (in such capacity herein referred to as the "Agent," which term shall include successors and assigns), to take any and every action allowed pursuant to this Agreement, and to protect all rights of each Lender as herein provided or as otherwise agreed, from time to time, by those Lenders holding at least 90% of the aggregate total of the Secured Obligations owed to all Lenders (the "Required Lenders"); provided, however, if a Default shall have occurred, either Lender, acting individually, may instruct the Agent to the same extent as the Required Lenders, but without approval of, or consent by, the Pledgor or any other Person, including with respect to all rights as provided in the Uniform Commercial Code of the State of New York as now in effect or hereafter amended or any other applicable law, as now in effect or hereafter amended to increase said rights of the Agent or the Lenders; provided, however, that with respect to any determination to be made at such time as only one Lender shall hold any Secured Obligations, the Agent shall act solely at the request of such Lender. It is acknowledged and agreed that the relationship of the Agent and Lenders shall be that of principals and agent and not, in any event, that of partners or joint venturers. Neither this Agreement nor any document executed in


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connection herewith shall be deemed to create or establish a partnership or joint venture among any of the parties hereto or thereto. Agent shall not have, by reason of this Agreement or otherwise, a fiduciary relationship in respect of any Lender.

            (b) The security interests granted to the respective Lenders shall each be of equal priority and any and all amounts realized as a result of any disposition or collection of Collateral shall be shared on a pro rata basis based upon the ratio of the amount of Secured Obligations owed to each respective Lender to the aggregate total of the Secured Obligations owed to all Lenders, such ratio to be calculated on the basis of the Secured Obligations outstanding on the date of determination (such ratio is hereinafter referred to as such Lender's "Pro Rata Share").

            (c) Neither the Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Agent under or in connection with this Agreement except to the extent caused by Agent's gross negligence or willful misconduct. The Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or from the exercise of any power, discretion or authority vested in it hereunder unless and until Agent shall have received instructions in respect thereof from the Required Lenders and, upon receipt of such instructions from the Required Lenders, Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Pledgor and its subsidiaries or for any Lender), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Required Lenders.

            (d) Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agent, to the extent that Agent shall not have been reimbursed by Pledgor, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in exercising its powers, rights and remedies or performing its duties hereunder or otherwise in its capacity as Agent in any way relating to or


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arising out of this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. If any indemnity furnished to Agent for any purposes shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

            (e) Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Pledgor, and Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Pledgor and Agent and signed by the Required Lenders. Upon any such notice of resignation or any such removal, the Required Lenders shall have the right, upon five business days' notice to Pledgor, to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. Notwithstanding anything in this Agreement to the contrary, JPMIC may resign as Agent hereunder at any time and substitute the Partnership as the successor Agent, and upon notice of such substitution, the Partnership shall become the Agent hereunder.

         10. Miscellaneous.

            (a) This Agreement shall be governed by the laws of the State of New York without regard to the principles of conflicts of law thereof. In the event that any term or provision of this Agreement shall, for any reason, be held to be illegal, invalid or unenforceable under the laws of any governmental authority to which this Agreement is subject, that term or provision shall be deemed severed from this Agreement, and the remaining terms and provisions shall be enforceable, to the fullest extent permitted by law.

            (b) This Agreement shall inure to the benefit of and shall be binding upon the respective successors, assigns and legal representatives of the parties and any holder of Senior Promissory Notes, except that the Pledgor shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the


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Collateral, or any part thereof, or any cash or property held by the Agent as
Collateral under this Agreement. The Agent may assign this Agreement, any interest herein or in the Collateral or any part thereof, to an affiliated entity of the Agent.

         (c) Captions used herein are inserted for reference only and shall not affect the interpretation or meaning of this Agreement.

         (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         (e) This Agreement may not be changed, modified or amended except by a written instrument signed by the party to be charged therewith; provided, however, that Section 9 hereof may be changed, modified or amended by a written instrument signed by the Lenders, a copy of which shall be provided to the Pledgor.

         (f) All judicial proceedings brought against Pledgor arising out of or relating to this Agreement, or any obligations hereunder, may be brought in any state or federal court of competent jurisdiction in the state, county and city of New York. By executing and delivering this Agreement, Pledgor, for itself and in connection with its properties, irrevocably

                  (i) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

                  (ii)     waives any defense of forum non conveniens;

                  (iii) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Pledgor at its address provided in the Note Purchase Agreement;

                  (iv) agrees that service as provided in clause (iii) above is sufficient to confer personal jurisdiction over Pledgor in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect;

                  (v) agrees that the Agent and the Lenders retain the right to serve process in any other manner permitted by law or to bring proceedings against Pledgor in the courts of any other jurisdiction; and


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                  (vi)     agrees that the provisions of this Section 10(f)
relating to jurisdiction and venue shall be binding and enforceable to the fullest extent permissible under New York General Obligations Law Section 5-1402 or otherwise.


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         IN WITNESS WHEREOF, the Pledgor has executed this Agreement on the date first above written.

                                 /s/ E.A. Milo Mattorano
                                 -----------------------------------------------
                                 Name: E.A. Milo Mattorano
                                 Title: Vice President & Chief Financial Officer


AGREED TO AND ACCEPTED:

WOLFENSOHN PARTNERS L.P.


By: /s/ R.C.E. Morgan
    ------------------------
         its general partner



By: /s/ R.C.E. Morgan
    -------------------------
     Name:  R.C.E. Morgan
     Title: General Partner

J.P. MORGAN INVESTMENT CORPORATION
(Individually and as Agent)


By:
    -------------------------
     Name:
     Title:


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                                       PLEDGOR
                                       LASERTECHNICS, INC.


                                       ---------------------------------
                                       Name:
                                       Title:



AGREED TO AND ACCEPTED:

WOLFENSOHN PARTNERS L.P.,


By: /s/ R.C.E. Morgan
    -------------------------
         its general partner



By:
    -------------------------
    Name:
    Title:

J.P. MORGAN INVESTMENT CORPORATION
(Individually and as Agent)


By:
    -------------------------
    Name:
    Title:


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                                       PLEDGOR
                                       LASERTECHNICS, INC.


                                       -------------------------
                                       Name:
                                       Title:



AGREED TO AND ACCEPTED:

WOLFENSOHN PARTNERS L.P.,


By:
    -------------------------
         its general partner



By:
    -------------------------
    Name:
    Title:

J.P. MORGAN INVESTMENT CORPORATION
(Individually and as Agent)


By:  /s/ Robert E. Kiss
    -------------------------
     Name:  Robert E. Kiss
     Title:  Vice President


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                                   SCHEDULE A

                                 Delivered Stock

Certificate for 2,400,000 shares of Convertible Preferred Stock, par value $.01 per share, of Marking

Certificate for 200,000 shares of Convertible Preferred Stock, par value $.01 per share, of Marking

Certificate for 10 shares of Common Stock, par value $.01 per share, of Marking


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